ADDENDUM TO AGREEMENT BETWEEN KOOLBRIDGE SOLAR AND PAUL DENT DATED 6/19/14

DEFINITION OF TERM "SOLAR ENERGY SYSTEMS AND DEVICES"

1. IT IS AGREED BETWEEN THE PARTIES THAT THE DEFINITION OF "SOLAR ENERGY SYSTEMS AND DEVICES" WILL MEAN:

It is any product that Koolbridge Solar wants to manufacture, distribute, sell, license, install, or otherwise use in implementing its Business Plan, that is in any way **related** to using alternative energy derived from the sun.

This is the total Agreement between the parties.

Signed _Paul W. Dent_ Date: June 1, 2015

Paul W. Dent
Consultant

Signed _Joel Stephen Burnett_ Date: June 1, 2015

John Stephen Burnett
Chairman & CEO Koolbridge Solar, Inc.